EXHIBIT 99.1

Colonial Commercial Corp. Reports 2011 Third Quarter Results

HAWTHORNE, New Jersey (November 14, 2011) – Colonial Commercial Corp. (“Colonial”) (OTCQB: “CCOM,” “CCOMP”), today announced financial results for the three months and nine months ended September 30, 2011.

Three Months Ended September 30, 2011

Sales for the three months were $21,367,486, down 2.9%, or $635,926, from the corresponding period in 2010. The decrease reflects a continuing decline in residential new construction and commercial hydronic and plumbing work, as well as a severe hurricane in late August.

Gross profit for the three months was $5,575,162, down 5.7%, or $338,385, from the corresponding period in 2010. Gross profit expressed as a percentage of sales was 26.1% in the 2011 period compared to 26.9% for the corresponding period in 2010. The decline in gross profit expressed as a percentage of sales reflects pricing pressure and an increase in sales of our lower margin retail appliances.

Selling, general and administrative expenses were $5,053,022, up 0.4%, or $19,962, from the corresponding period in 2010.

The Company’s net income for the three months was $400,528, down 43.2%, or $305,168, compared to the corresponding period in 2010. The decrease in net income is primarily the result of the $338,385 decrease in gross profit, partially offset by a $78,677 decrease in interest charges.

Nine Months Ended September 30, 2011

Sales for the nine months were $56,624,156, down 4.7%, or $2,778,140, from the corresponding period in 2010. The decrease reflects a continuing decline in residential new construction and commercial hydronic and plumbing work, as well as the severe hurricane in late August.

Gross profit for the nine months was $15,194,917, down 4.1%, or $647,437, from the corresponding period in 2010. Gross profit expressed as a percentage of sales of 26.8% in 2011 were substantially unchanged compared to 26.7% for the comparable period in 2010.

Selling, general and administrative expenses were $15,202,146, down 2.0%, or $304,706, from the corresponding period in 2010.

The Company’s net loss for the nine months was $366,182, up $209,734, compared to the corresponding period in 2010. The increase in net loss is primarily the result of the $647,437 decrease in gross profit, partially offset by the $304,706 decrease in selling, general and administrative expenses and a $146,828 decrease in interest expense.

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, customized control panels, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division. The Company is headquartered in New Jersey, and, with its affiliates, operates out of 19 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or

William Salek, Chief Financial Officer, at (973) 427-8224.

(Financial Highlights Follow)

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets
Current assets:
Cash	$113,091	$75,390
Accounts receivable, net of allowance for doubtful accounts of $683,504 in 2011 and $694,083 in 2010	10,723,903	9,632,829
Inventory	12,175,289	10,781,069
Prepaid expenses and other current assets	1,434,877	1,111,625
Total current assets	24,447,160	21,600,913
Property and equipment	1,023,530	1,126,810
Goodwill	1,416,929	1,416,929
Other assets - noncurrent	183,884	172,913
	$27,071,503	$24,317,565
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$6,821,476	$6,513,506
Accrued liabilities	1,564,453	1,674,403
Income taxes payable	-	2,360
Borrowings under credit facility - revolving credit	11,538,411	10,770,235
Convertible notes payable-related party	200,000	-
Notes payable-current portion; includes related party notes of $1,032,009 in 2011 and $32,009 in 2010	1,380,590	1,094,275
Total current liabilities	21,504,930	20,054,779
Convertible notes payable, excluding current portion-related party	-	200,000
Notes payable, excluding current portion; includes related party notes of $56,017 in 2011 and $830,024 in 2010	1,306,148	1,686,179
Total liabilities	22,811,078	21,940,958
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 shares issued and outstanding in 2011 and 2010, liquidation preference of $1,465,285 in 2011 and 2010	14,653	14,653
Common stock, $.05 par value, 20,000,000 shares authorized, 9,154,953 and 4,654,953 shares issued and outstanding in 2011 and 2010, respectively	457,747	232,747
Additional paid-in capital	12,659,782	10,634,782
Accumulated deficit	(8,871,757)	(8,505,575)
Total stockholders' equity	4,260,425	2,376,607
	$27,071,503	$24,317,565

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended September 30,		For The Nine Months Ended September 30,
	2011	2010	2011	2010
Sales	$21,367,486	$22,003,412	$56,624,156	$59,402,296
Cost of sales	15,792,324	16,089,865	41,429,239	43,559,942
Gross profit	5,575,162	5,913,547	15,194,917	15,842,354

Selling, general and administrative expenses, net	5,053,022	5,033,330	15,202,146	15,506,852
Operating income (loss)	522,140	880,217	(7,229)	335,502

Other income	56,810	82,578	198,374	212,205
Interest expense, net; includes related party interest of $15,350and $16,310 for the three months ended September 30, 2011and 2010, respectively, and $46,769 and $49,650 for the nine months ended September 30, 2011 and 2010, respectively	(178,422)	(257,099)	(557,327)	(704,155)
Net income (loss)	$400,528	$705,696	$(366,182)	$(156,448)

Income (loss) per common share:
Basic	$0.04	$0.15	$(0.04)	$(0.03)
Diluted	$0.04	$0.14	$(0.04)	$(0.03)

Weighted average shares outstanding:
Basic	9,154,953	4,654,953	8,179,129	4,654,953
Diluted	9,448,010	4,948,010	8,179,129	4,654,953

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(366,182)	$(156,448)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	244,449	284,503
Depreciation	277,890	337,873
Net gain on disposal of fixed assets	(644)	(6,177)
Amortization of intangibles	-	2,500
Changes in operating assets and liabilities
Accounts receivable	(1,335,523)	(1,248,815)
Inventory	(1,394,220)	(174,228)
Prepaid expenses and other current assets	(323,252)	(294,269)
Other assets - noncurrent	(10,971)	22,275
Trade payables	307,970	2,318,766
Accrued liabilities	(109,950)	(84,246)
Income taxes payable	(2,360)	(4,374)
Net cash (used in) provided by operating activities	(2,712,793)	997,360

Cash flows from investing activities:
Additions to property and equipment	(63,656)	(44,447)
Proceeds from disposal of property and equipment	4,383	19,200
Net cash used in investing activities	(59,273)	(25,247)

Cash flows from financing activities:
Repayments of notes payable; includes related party repayments of $24,007 in 2011 and 2010	(458,409)	(166,305)
Issuance of notes payable, related party	250,000	-
Issuance of common stock	2,250,000	-
Borrowings (repayments) under credit facility - revolving credit, net	768,176	(1,197,687)
Net cash provided by (used in) financing activities	2,809,767	(1,363,992)
Increase (decrease) in cash	37,701	(391,879)
Cash - beginning of period	75,390	746,629
Cash - end of period	$113,091	$354,750